EXHIBIT 3.2
                                     BYLAWS
                                       OF
                             POWELL INDUSTRIES, INC.

                                     BYLAWS
                                       OF
                             POWELL INDUSTRIES, INC.

                                        I
                                     OFFICES

      1.1 PRINCIPAL OFFICE. The principal office shall be in Houston, Harris County, Texas.

      1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                       II
                             STOCKHOLDERS' MEETINGS

      2.1 PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the Corporation or any other place within or without the State of Nevada as may be designated for that purpose from time to time by the Board of Directors.

      2.2 ANNUAL MEETINGS. The annual meetings of the stockholders shall be held on such time and date in each year as may be determined by the Board of Directors.

      2.3 NOTICE OF MEETING. Written notice of the meeting, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and signed by the President, a Vice President, the Secretary, an Assistant Secretary, or by such other natural person as shall be designated by the Board of Directors shall be given in writing to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, postage prepaid, addressed to the stockholder at his address appearing on the books of the Corporation. Notice of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which

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the adjournment is taken, unless the adjournment is for more than thirty (30)
days, or after the adjournment a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notwithstanding the foregoing, no notice need be given to any stockholder if (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (ii) all (but in no event less than two [2]) payments sent by first-class mail of dividends or interest on securities during a twelve-month period, have been mailed to that person at his address as shown on the records of the Corporation, and have been returned undeliverable. However, if such a person delivers to the Corporation a written notice setting forth his then current address, then any notice subsequently given shall also be given to such person.

      2.4 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, or by the Board of Directors, or by one or more stockholders holding in the aggregate at least twenty percent (20%) of all the shares entitled to vote at the proposed special meeting. Only business within the purpose or purposes described in the notice of the special meeting of the stockholders may be conducted at the meeting.

      2.5 QUORUM. A majority of the shares entitled to vote constitutes a quorum for the transaction of business. Once a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote

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shall not affect the presence of a quorum at the meeting. The stockholders represented in person or by proxy at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

      2.6 VOTING. In all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of Directors. No stockholder shall have the right to cumulate his votes at any election for Directors of the Corporation.

      2.7 PROXIES. Every person entitled to vote or execute consents may do so either in person or by valid proxy granted in accordance with the requirements of the Nevada General Corporation Law.

      2.8 CONSENT OF ABSENTEES. No defect in the calling or noticing of a stockholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each stockholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

      2.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice or call, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the

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minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The written consent must be filed with the minutes of the proceedings of the stockholders.

                                       III
                                    DIRECTORS

      3.1 POWERS. The Directors shall act only as a board, and an individual Director shall have no power as such. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws as to any actions to be authorized or approved by the stockholders. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation, and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

      3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors of the Corporation shall be nine (9). The Directors need not be stockholders of the Corporation. The term of office of each Director shall expire (except as hereinafter provided to allow for rotation of Directors) every three (3) years. The Board of Directors shall be divided into three (3) classes of Directors, with three (3) Directors in each class. The Directors of Class 1 shall hold office until the next annual meeting of the stockholders of the Corporation following the date of the adoption of these Bylaws, the Directors of Class 2 shall hold office until the second annual meeting of the stockholders of the Corporation following the date of the adoption of these

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Bylaws, and the Directors of Class 3 shall hold office until the third annual meeting of the stockholders of the Corporation following the date of the adoption of these Bylaws.

      3.3 TERM OF OFFICE. Except for the terms as provided in Section 3.2 hereof, each Director shall be elected to hold office for a term of three (3) years. Each Director shall serve until the expiration of his or her term and thereafter until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

      3.4 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy occurring by reason of an increase in the number of Directors, may be filled by a majority of the remaining Directors, although less than a quorum, or by a sole remaining Director. The stockholders may fill any vacancy occurring in the Board of Directors not filled by the Directors at an annual or special meeting of stockholders.

      3.5 REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office in the manner provided by the Nevada General Corporation Law.

      3.6 PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without of the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all of the members of the Board of Directors.

      3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the stockholders of the Corporation, and at such other times as the Board of Directors may determine.

      3.8 SPECIAL MEETINGS - CALL AND NOTICE. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board, the President, or by any two (2) Directors. Written notice of the special meetings, stating the time and, in general

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terms, the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

      3.9 QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided and except as provided in Section 3.4 of these Bylaws. Every act or decision done or made by a majority of the Directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.

      3.10 BOARD OF DIRECTORS ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as a unanimous vote of Directors if before or after the action, all members of the Board of Directors shall sign a written consent to such action. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors. The Directors may participate in a meeting of the Board of Directors by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting, except where participation is for the express purpose of objecting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

      3.11 ADJOURNMENT - NOTICE. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting shall be given to each absent Director, and to all Directors if the time and place is not fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

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      3.12 CONDUCT OF MEETINGS. The Chairman of the Board or, in his absence, any Director selected by the Directors present shall preside at meetings of the Board of Directors. The Secretary of the Corporation or, in his absence, any person appointed by the presiding officer shall act as secretary at meetings of the Board of Directors.

      3.13 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors in which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be written in the minutes of the meeting or unless he shall file his written dissent to such action or abstention with respect to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent or abstention by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

      3.14 COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors.

      3.15 CONSENT OF ABSENTEES. No defect in the calling or noticing of a Directors' meeting will affect the validity of any action at the meeting if a quorum was present and if each director not present signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

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      3.16 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors. In the event of the absence of the Chairman of the Board from any meeting, the Board of Directors may elect a chairman from among its members to preside at such meeting.

      3.17  COMMITTEES.

            A. DESIGNATION. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one (1) or more committees, including, without limitation, an Executive Committee, an Audit Committee, and a Compensation Committee. Members of each such committee shall serve at the pleasure of the Board of Directors. The members of each such committee shall be designated by resolution adopted by a majority of the full Board of Directors. Each committee must include at least one (1) Director, but the Board of Directors may appoint natural persons who are not Directors to serve on committees. To the extent provided in the resolution of the Board of Directors designating such committee or in any subsequent resolution of the Board of Directors, any such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal.

            B. CHANGE IN NUMBER. The number of members of any committee may be increased or decreased from time to time by a resolution adopted by the Board of Directors.

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            C. REMOVAL. Any member of any committee may be removed by a resolution adopted by the Board of Directors, whenever, in the Board of Directors' judgment, the best interests of the Corporation will be served thereby.

            D. VACANCIES. A vacancy occurring in any committee (by death, resignation, removal, or otherwise) may be filled by a resolution adopted by the Board of Directors.

            E. MEETINGS. The time, place, and notice (if any), of the meetings of any committee shall be determined by such committee.

            F. MAJORITY VOTE. At meetings of any such committee, a majority of the members of such committee designated by the Board of Directors shall constitute a quorum for the transaction of business. A majority vote by the members of such committee present at a meeting at which a quorum is present shall constitute an act of such committee. If a quorum is not present at a meeting of a committee, the member or members present may adjourn the meeting from time to time, until a quorum is present, without notice other than an announcement at the meeting.

            G. COMPENSATION. By resolution of the Board of Directors, the members of any committee may be paid their expenses, if any, of attendance at each meeting of the committee and may be paid a fixed sum for attendance at each meeting of the committee or a stated salary as a member. No such payment shall preclude any member of any such committee from serving the Corporation in any other capacity and receiving compensation therefor.

            H. PROCEDURE. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

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            I. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all members of the committee. Such consent shall have the same force and effect as a unanimous vote at an actual meeting. The executed consent shall be placed in the minute book.

            J. RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

            K. SUBCOMMITTEES. Except as otherwise specifically provided by the Board of Directors, any committee shall have the power to appoint a subcommittee from among its members and to delegate to any such subcommittee any of its powers, duties, and functions.

                                      IV
                                   OFFICERS

      4.1 TITLE. The officers of the Corporation shall be a Chairman of the Board, a President, a Vice President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers and assistants as the Board of Directors shall from time to time determine. Any two or more offices may be held by one person.

      4.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of this Paragraph 4.2 or Paragraph 4.4 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. The Board of Directors may delegate to any officer or committee the

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power to appoint any subordinate officers (other than the Chairman of the Board,
President, Vice President, Secretary, Chief Financial Officer, and Treasurer), committees or agents, to specify their duties and to determine their compensation.

      4.3 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.4 VACANCIES. If the office of the Chairman of the Board, President, Secretary, Chief Financial Officer, or Treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

      4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have the general powers and duties usually vested in the chief executive officer of a corporation. The Chairman of the Board must be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors.

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      4.6 PRESIDENT. The President of the Corporation shall be the chief operating officer of the Corporation and shall, subject to the control of the Board of Directors, have day to day supervision, direction, and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Within this authority and in the course of his duties, he shall:

            A. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

            B. Make such contracts and take such actions as the ordinary conduct of the Corporation's business may require, unless the Board of Directors shall order otherwise by resolution.

            C. Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control all of the officers, agents, and employees of the Corporation, subject to the direction of the Board of Directors.

            D. In the absence of the Chairman of the Board, preside at meetings of the stockholders.

      4.7 VICE PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President and when so acting shall have all of the powers of and be subject to the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability

                                       12

or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation so shall act. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      4.8 SECRETARY. The Secretary shall:

            A. Sign, with the President or the Vice President, certificates for shares of the Corporation.

            B. Attest and keep at the principal office of the Corporation the original or a copy of these Bylaws as amended or otherwise altered to date.

            C. Sign or attest such documents as may be required by law or the business of the Corporation, and affix the corporate seal to such instruments as may be necessary or proper.

            D. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

            E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

            F. In the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Chief Financial Officer or the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary, and the Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

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      4.9 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall, subject to the control of the Board of Directors, have the general powers and duties usually vested in the chief financial officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

      4.10 TREASURER. The Treasurer shall have the responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the President and the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

      4.11 ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be designated to him by the President or the Board of Directors. The Assistant Secretary shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

      4.12 ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the President or the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

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      4.13 OTHER DUTIES. In general, each officer shall perform all the duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors.

                                        V
                           INDEMNIFICATION; INSURANCE

      5.1 PERSONS. The Corporation shall indemnify, subject to the further provisions of this Article V, to the extent provided in Section 5.3, (i) any person who is or was a Director, officer, agent, or employee of the Corporation, and (ii) any person who serves or served at the Corporation's request as a director, officer, agent, employee, manager, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (herein called a "proceeding").

      5.2 STANDARD. A person named in Section 5.1 shall be indemnified only if he has been successful, on the merits or otherwise, in the defense of the proceeding, or in defense of any claim, issue or matter therein, or if: (i) in a proceeding other than an action by or in the right of the Corporation, (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; or (ii) in the case of a proceeding by or in the right of the Corporation to procure a judgment in its favor, (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction after exhaustion of all appeals therefrom, or with respect to amounts paid in

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settlement to the Corporation, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      5.3 EXTENT. A person named in Section 5.1 shall be indemnified by the Corporation, if he satisfies the applicable standards of Section 5.2, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding, subject to the limitation of clause (ii)(b) of Section 5.2, if applicable.

      5.4 DETERMINATION. A determination that a person has satisfied the standard for indemnification under Section 5.2 and a determination as to reasonableness of expenses may be made by a court or may be made: (i) by the stockholders of the Corporation; (ii) by the Board of Directors by a majority of a quorum consisting of Directors of the Corporation who at the time of the vote are not parties to the proceeding; or (iii) if such a quorum of Directors cannot be obtained, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel selected by the Board of Directors, in a written opinion.

      5.5 PRORATION. A determination under Section 5.4 may include a determination that a person has met the standard as to some matters, but not as to others, and may reasonably prorate amounts to be indemnified.

      5.6 ADVANCE PAYMENT. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding, and without any of the determinations specified in Section 5.4, upon receipt of an

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undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      5.7 NONEXCLUSIVE AND CONSISTENT. The indemnification and advancements of expenses provided by this Article V shall not be exclusive of any other rights to which a person may be entitled by law, the Articles of Incorporation of the Corporation, these Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise. It is not the intent of the Corporation that any provision of this Article V be inconsistent with the requirements and limitations provided in Section 78.751 of the Nevada General Corporation Law and to the extent that any provision hereof conflicts with any such requirement or limitation, the provisions of Section 78.751 shall govern.

      5.8 CONTINUATION. The indemnification and advance payments provided by this Article V shall continue as to a person who has ceased to hold a position named in Section 5.1 and shall inure to his heirs, executors, and administrators.

      5.9 INSURANCE. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who holds or who has held any position named in 5.1, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability under this Article V or Section 78.751 of the Nevada General Corporation Law. The Board of Directors shall determine the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in

                                       17

an arrangement. No financial arrangement made pursuant to this Section 5.9 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law, except with respect to the advancement of expenses or indemnification ordered by a court.

                                       VI
                            EXECUTION OF INSTRUMENTS

      6.1 AUTHORIZATION. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons to execute any corporate instrument or document, or to sign the corporate name, without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

                                       VII
                         ISSUANCE AND TRANSFER OF SHARES

      7.1 SHARE CERTIFICATES. The Corporation shall deliver certificates representing all shares to which stockholders are entitled, which certificates shall be in such form as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in Nevada, the name in which it is issued, the number and class of shares and series, if any, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent and a registrar (which may be the same institution if such institution countersigns certificates in both capacities), and

                                       18

the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.

      7.2 REPLACEMENT OF CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guaranties as the Board of Directors may see fit to impose, including the filing of a sufficient indemnity bond.

      7.3 TRANSFER OF SHARES. Shares of the Corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of and consent to the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.

      7.4 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                       19

                                      VIII
                               RECORDS AND REPORTS

      8.1 BOOKS AND RECORDS. All books and records provided for by statute shall be open to inspection of the stockholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

      8.2 FIXING RECORD DATES FOR MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors of the Corporation may fix a record date, which record date shall not be more than sixty (60) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      8.3 FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of the stockholders, the Board of Directors may fix a record date for the purpose of determining the stockholders entitled to consent to that action.

      8.4 FIXING RECORD DATES FOR DISTRIBUTIONS AND OTHER PURPOSES. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or the for the purpose of any other lawful action, the Board of Directors may fix a record date.

                                       20

                                       IX
                               AMENDMENT OF BYLAWS

      9.1 AMENDMENT OF BYLAWS. The stockholders may amend or repeal these Bylaws, or adopt new bylaws. The Board of Directors may also amend or repeal these Bylaws, or adopt new bylaws, unless the stockholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

                                       21

                            CERTIFICATE BY SECRETARY

      The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the first Board of Directors of the Corporation effective on March 17, 1995.

      IN WITNESS WHEREOF, I have signed this certification as of the _____ day of _____________, 1995.

                                    ------------------------------------------
                                    J.F. Ahart, Secretary
HO950440192
031795lsd1
10811-1

                                     BYLAWS
                                       OF
                             POWELL INDUSTRIES, INC.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
      I     OFFICES........................................................  1
            1.1   Principal Office.........................................  1
            1.2   Other Offices............................................  1

      II    STOCKHOLDERS' MEETINGS.........................................  1
            2.1   Place of Meetings........................................  1
            2.2   Annual Meetings..........................................  1
            2.3   Notice of Meeting........................................  1
            2.4   Special Meetings.........................................  2
            2.5   Quorum...................................................  2
            2.6   Voting...................................................  3
            2.7   Proxies..................................................  3
            2.8   Consent of Absentees.....................................  3
            2.9   Action Without Meeting...................................  3

      III   DIRECTORS......................................................  4
            3.1   Powers...................................................  4
            3.2   Number and Qualification of Directors....................  4
            3.3   Term of Office...........................................  5
            3.4   Vacancies................................................  5
            3.5   Removal of Directors.....................................  5
            3.6   Place of Meetings........................................  5
            3.7   Regular Meetings.........................................  5
            3.8   Special Meetings - Call and Notice.......................  5
            3.9   Quorum...................................................  6
            3.10  Board of Directors Action Without Meeting;
                  Telephone Meetings.......................................  6
            3.11  Adjournment - Notice.....................................  6
            3.12  Conduct of Meetings......................................  7
            3.13  Presumption of Assent....................................  7
            3.14  Compensation.............................................  7
            3.15  Consent of Absentees.....................................  7
            3.16  Chairman of the Board....................................  8
            3.17  Committees...............................................  8

      IV    OFFICERS....................................................... 10
            4.1   Title.................................................... 10
            4.2   Election................................................. 10
            4.3   Removal and Resignation.................................. 11
            4.4   Vacancies................................................ 11

                                        i

            4.5   Chairman of the Board.................................... 11
            4.6   President................................................ 12
            4.7   Vice President........................................... 12
            4.8   Secretary................................................ 13
            4.9   Chief Financial Officer.................................. 14
            4.10  Treasurer................................................ 14
            4.11  Assistant Secretaries.................................... 14
            4.12  Assistant Treasurers..................................... 14
            4.13  Other Duties............................................. 15

      V     INDEMNIFICATION; INSURANCE..................................... 15
            5.1   Persons.................................................. 15
            5.2   Standard................................................. 15
            5.3   Extent................................................... 16
            5.4   Determination............................................ 16
            5.5   Proration................................................ 16
            5.6   Advance Payment.......................................... 16
            5.7   Nonexclusive and Consistent.............................. 17
            5.8   Continuation............................................. 17
            5.9   Insurance................................................ 17

      VI    EXECUTION OF INSTRUMENTS....................................... 18
            6.1   Authorization............................................ 18

      VII   ISSUANCE AND TRANSFER OF SHARES................................ 18
            7.1   Share Certificates....................................... 18
            7.2   Replacement of Certificates.............................. 19
            7.3   Transfer of Shares....................................... 19
            7.4   Reasonable Doubts as to Right to Transfer................ 19

      VIII  RECORDS AND REPORTS............................................ 20
            8.1   Books and Records........................................ 20
            8.2   Fixing Record Dates for Meetings......................... 20
            8.3   Fixing Record Dates for Consents to Action............... 20
            8.4   Fixing Record Dates for Distributions and Other Purposes. 20

      IX    AMENDMENT OF BYLAWS............................................ 21
            9.1   Amendment of Bylaws...................................... 21

                                       ii

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